EXHIBIT 23.3


                          L.P. MARTIN & COMPANY, P.C.
                              4132 INNSLAKE DRIVE
                          GLEN ALLEN, VIRGINIA 23060
                              PHONE: 804-346-2626
                               FAX: 804-346-9311


CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

     We hereby consent to the inclusion of the following reports prepared by us in the Registration Statement on Form S-11 (File No. 333-10635) of Apple Residential Income Trust, Inc. filed with the Securities and Exchange Commission by Apple Residential Income Trust, Inc., and in the Prospectus (including supplements thereto) included therein and to the references to us under "Experts" therein:


     (1) Our report dated March 19, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Brookfield Apartments for the twelve-month period ended December 31, 1996, (2) our report dated March 27, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Eagle Crest Apartments for the twelve-month period ended December 31, 1996, (3) our report dated April 11, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Tahoe Apartments for the twelve-month period ended December 31, 1996, (4) our report dated April 29, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Mill Crossing Apartments for the twelve-month period ended January 31, 1997, (5) our report dated May 21, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Polo Run Apartments for the twelve-month period ended February 28, 1997, (6) our report dated June 4, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Wildwood Apartments for the twelve-month period ended February 28, 1997, (7) our report dated June 4, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Toscana Apartments for the twelve-month period ended February 28, 1997, (8) our report dated June 4, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Arbors on Forest Ridge Apartments for the twelve-month period ended February 28, 1997, (9) our report dated July 22, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Paces Cove Apartments for the twelve-month period ended May 31, 1997, (10) our report dated September 24, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Chaparosa Apartments for the twelve-month period ended June 30, 1997, and (11) our report dated September 24, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposal future operations of the property Riverhill Apartments for the twelve-month period ended June 30, 1997.


Richmond, Virginia                                  /s/ L. P. Martin & Co., P.C.
October 30, 1997